EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D with respect to the Common Stock of Cactus Ventures, Inc., dated as of January 18, 2013, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated: January 18, 2013	MEMORIAL SLOAN-KETTERING CANCER CENTER

	By:	/s/ John R. Gunn
Name: John R. Gunn
Title: Executive Vice President

Dated: January 18, 2013	AHLB HOLDINGS, LLC, by MEMORIAL SLOAN-KETTERING CANCER CENTER, its sole member

	By:	/s/ John R. Gunn
Name: John R. Gunn
Title: Executive Vice President